Exhibit 4.1 1 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2021, POINT Biopharma Global Inc. (“POINT,” “us,” “our,” “we,” or the “Company”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1034, as amended (the “Exchange Act”), which is our Common Stock (as defined below). The following description of the capital stock of POINT is a summary of the rights of our capital stock and certain provisions of (i) our amended and restated certificate of incorporation (our “Certificate”) and amended and restated by-laws (our “Bylaws”), both as currently in effect, and (ii) certain applicable provisions of Delaware law, including the Delaware General Corporation Law (the “DGCL”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Company’s Certificate and Bylaws, copies of which are incorporated by reference as exhibits to this Annual Report on Form 10-K. The information contained herein does not purport to be complete, and we encourage you to read our Certificate, our Bylaws and the applicable provisions of the DGCL for additional information. General Our authorized capital stock consists of four hundred fifty million (450,000,000) shares, of which (i) four hundred thirty million (430,000,000) are designated as common stock, par value $0.0001 per share (the “Common Stock”), and twenty million (20,000,000) are undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”). Common Stock Voting Rights. The holders of Common Stock are entitled to vote for the election of directors of the Company and on all other matters requiring stockholder action, with each outstanding share of Common Stock entitling the holder thereof to one (1) vote on each matter which may be submitted to a vote of the Company’s stockholders; provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights, or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to the Certificate (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Dividend Rights. The holders of our Common Stock are entitled to receive ratably such dividends as may be declared and paid or set apart for payment from time to time out of funds of the Company legally available therefor by our Board of Directors (the “Board”) or any authorized committee thereof. However, we do not intend to pay dividends for the foreseeable future. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the net assets of the Company shall be distributed ratably to the holders of our Common Stock. Other Rights. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any shares of Preferred Stock we may issue. Preferred Stock Under the Company’s Certificate, the Board or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide, by resolution or resolutions, for the issuance of the shares of Preferred Stock in one or

2 more series of such stock, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. The Board may authorize the issuance of shares of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. Registration Rights Pursuant to the terms of that certain Amended and Restated Registration and Stockholder Rights Agreement, dated as of June 30, 2021 (the “Registration Rights Agreement”), by and among the Company, Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), certain former directors of the Company (the “Director Holders”) and certain former stockholders of POINT Biopharma Inc. (the “POINT Holders” and, together with Sponsor and the Director Holders, the “Holders”), the Holders are entitled to certain rights with respect to registration of their shares (which we refer to herein a “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), including shelf-registration rights and piggyback registration rights, as follows: Shelf registration rights. As soon as practicable but no later than 30 calendar days following June 30, 2021 (the “Closing Date”), the Company was required to file a shelf registration statement pursuant to Rule 415 of the Securities Act covering resale of all the Holders’ Registrable Securities on a delayed or continuous basis and to use commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof. At any time that the Company has an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”), Sponsor and any POINT Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, to sell all or any portion of their Registrable Securities; provided that the Company is only obligated to effect any such underwritten shelf takedown if the total offering price for the registrable securities to be sold is reasonably expected to exceed, in the aggregate, at least $20 million, and the Company is not required to effect more than one underwritten shelf takedown in any six-month period. Piggyback registration rights. At any time after the Closing Date, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a registration statement under the Securities Act to register, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of any stockholders of the Company, subject to certain exceptions, the Holders are entitled to include their Registrable Securities in such registration statement. Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by the Company and incremental selling expenses, including underwriting discounts and selling commissions, brokerage fees, underwriting marketing costs and, subject to certain exceptions, all fees and expenses of legal counsel, will be borne by the Holders of the Registrable Securities being registered. The Registration Rights Agreement contains cross-indemnification provisions under which the Company is obligated to indemnify Holders of Registrable Securities in the event of any untrue or alleged untrue statement of material fact in any registration statement or prospectus covering Registrable Securities pursuant to the Registration Rights Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement or omission was furnished in writing by such Holder, and Holders of Registrable Securities are obligated to indemnify the Company for any such untrue or alleged untrue statements of material fact or any such omissions or alleged omissions of material fact to the extent such untrue statement is contained in or such omission is not contained in any information or affidavit furnished in writing by or on behalf of such Holder. Registrable securities. Securities shall cease to be Registrable Securities under the Registration Rights Agreement upon the earliest to occur of: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities have otherwise been transferred and new certificates for such securities not bearing a legend restricting further

3 transfer has been delivered to the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Rule 144 under the Securities Act, Section 4(a)(1) of the Securities Act or Rule 145 under the Securities Act; and (v) such securities have been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction. Anti-Takeover Effects of Our Certificate, Bylaws and Certain Provisions of Delaware Law Our Certificate, Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by our stockholders. Our Certificate provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Election of Directors, Staggered Board and Vacancies Our Certificate provides that the number of directors on our Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. Pursuant to our Certificate, the Board is divided into three (3) classes of directors, with each class serving a three-year staggered term. Our Certificate also provides that any vacancy on our Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the death, resignation, disqualification or removal of a director, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, subject to the rights, if any, of the holders of any Preferred Stock. In addition, pursuant to our Certificate, any director may be removed from office (i) only with cause and then (ii) only by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding voting stock then entitled to vote at an election of directors. The combination of these provisions could have the effect of making it more difficult for stockholders to change the composition of our Board as well as for another party to obtain control of the Company by replacing the Board. Authorized but Unissued Capital Stock Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”), which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding twenty percent (20%) of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Common Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

4 Further, the issuance of shares of Preferred Stock could have the effect of decreasing the trading price of our Common Stock, restricting dividends on our capital stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our capital stock or delaying or preventing a change in our control. Business Combinations We have opted out of Section 203 of the DGCL; however, our Certificate contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a period of three (3) years following the time that the stockholder became an interested stockholder, unless: • prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or • at or subsequent to that time, the business combination is approved by our Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three (3) years owned, fifteen percent (15%) or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors. Our Certificate provides that the term “interested stockholder” shall not include (1) Allan C. Silber or any of his affiliates or associates, or (2) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth therein is the result of any action taken solely by the Company; provided that such person shall be an interested stockholder if thereafter, such person acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a period of three (3) years. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the composition of our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. No Cumulative Voting Under the DGCL, the right to vote cumulatively does not exist unless specifically authorized by the corporation’s certificate of incorporation. Our Certificate does not authorize cumulative voting. Special Stockholder Meetings Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of our stockholders, for any purpose or purposes, may be called only by a majority of our Board. At any time when no annual meeting has been held for a period of thirteen (13) months after our last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of our Bylaws or otherwise, all the force and effect

5 of an annual meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice. Requirements for Advance Notification of Director Nominations and Stockholder Proposals Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board. For any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, such notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Amendments to Our Certificate and Bylaws The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate may be amended or repealed by the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided that amendments to our Certificate must be approved by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon in order to amend or repeal certain provisions of our Certificate, including those provisions relating to limitation on liability of directors (Article VII), stockholder actions without a meeting and calling special meetings of stockholders (Article V, Sections 1 and 2), and the classification of our Board and directors’ terms of office (Article VI, Section 3). Our Bylaws may be amended or repealed by a majority vote of directors then in office, or at any annual meeting of stockholders (or special meeting of stockholders called for such purpose in accord with our Bylaws) by the affirmative vote of not less than two-thirds of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of our stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. Limitation of Liability and Indemnification of Directors and Officers The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for any liability (i) for any breach of the director’s duty of loyalty, (i) for acts or omissions taken in bad faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Our Bylaws provide that we must indemnify our directors and officers, and may indemnify our non-officer employees, to the fullest extent authorized by the DGCL, as such may be amended from time to time. Our Bylaws also require us to advance expenses to directors, and permit us to advance expenses to officers and non-officer employees. Further, our Bylaws permit us

6 to maintain insurance, at the Company’s expense, to protect any director, officer, or non-officer employee against liability of any character asserted against or incurred by the Company or any such director, officer or non-officer employee, or arising out of any such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL. We carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers. We have also entered into indemnification agreements with several of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which they are involved by reason of their service to the Company and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The limitation of liability, indemnification and advancement provisions included in our Certificate and Bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the value of our capital stock may be adversely affected, to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Exclusive Jurisdiction Our Bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) derivative actions or proceedings brought on behalf of the Company, (ii) actions for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) actions asserting a claim arising pursuant to any provision of the DGCL or the Company’s Certificate or Bylaws, (iv) actions to interpret, apply, enforce or determine the validity of the Company’s Certificate or Bylaws, and (v) actions asserting a claim against the Company governed by the internal affairs doctrine, unless the Company consents to an alternative forum in writing. The aforementioned forum selection provisions shall not apply to any claims arising under the Exchange Act or the Securities Act. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock is deemed to have notice of such forum selection provisions. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. In addition, these provisions may have the effect of discouraging lawsuits against our directors and officers. Listing on the Nasdaq Capital Market Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PNT.” Transfer Agent and Registrar The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.